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                                                                     EXHIBIT 5.1




                                                 November 16, 1999


Zoll Medical Corporation
32 Second Avenue, Northwest Park
Burlington, MA 01803


Ladies and Gentlemen:

     Re: Registration Statement On Form S-3

        This opinion is delivered in our capacity as counsel to Zoll Medical Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form S-3 (the "Registration Statement") relating to 218,059 shares of Common Stock, par value $.02 per share (the "Registered Shares") which the Company issued pursuant to the Company's Agreement and Plan of Merger dated October 15, 1999 (the "Merger Agreement") by and among the Company, Zollsub, Inc., Pinpoint Technologies, Inc., and David Brown, David G. Cohen and Robert Durkin, Jr. As counsel for the Company, we have examined a copy of the Merger Agreement, the Company's Restated Articles of Organization and the Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

        Based on the foregoing, we are of the opinion that the Registered Shares are legally issued, fully paid and non-assessable shares of the Company's Common Stock under the General Business Corporation Law of The Commonwealth of Massachusetts.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.



                                           Very truly yours,



                                           /s/ GOODWIN, PROCTER & HOAR  LLP

                                           GOODWIN, PROCTER & HOAR  LLP